UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☒           Soliciting Material Under Rule 14a-12

DENNY’S CORPORATION
(Name of Registrant as Specified in Its Charter)

OAK STREET CAPITAL MASTER FUND, LTD.
OAK STREET CAPITAL MANAGEMENT, LLC
DAVID MAKULA
PATRICK WALSH
DASH ACQUISITIONS LLC
JONATHAN DASH
SOUNDPOST CAPITAL, LP
SOUNDPOST CAPITAL OFFSHORE, LTD.
SOUNDPOST ADVISORS, LLC
SOUNDPOST PARTNERS, LP
SOUNDPOST INVESTMENTS, LLC
JAIME LESTER
LYRICAL OPPORTUNITY PARTNERS II, L.P.
LYRICAL OPPORTUNITY PARTNERS II, LTD.
LYRICAL OPPORTUNITY PARTNERS II GP, L.P.
LYRICAL CORP III, LLC
LYRICAL PARTNERS, L.P.
LYRICAL CORP I, LLC
JEFFREY KESWIN
PATRICK H. ARBOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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The Committee to Enhance Denny’s (the “Committee”), together with the other Participants named herein, is filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Denny’s Corporation.  The Committee has not yet filed a proxy statement with the SEC with regard to the Annual Meeting.

Item 1:  On March 9, 2010, the Committee issued the following press release:

The Committee to Enhance Denny's Alerts Denny's Corporation Stockholders to March 23, 2010 Record Date for Denny's 2010 Annual Meeting of Stockholders

CHICAGO, March 9 /PRNewswire/ -- The Committee to Enhance Denny's, headed by Oak Street Capital Management, LLC and Dash Acquisitions LLC, noted today that Denny's Corporation (Nasdaq:DENN - News) has set a record date of March 23, 2010 and a meeting date of May 19, 2010 for its upcoming 2010 Annual Meeting of Stockholders, according to its notice issued to Broadridge Financial Services, Inc.

The Committee, whose members own an aggregate of approximately 6.5% of Denny's outstanding common stock, has notified the Company of its intention to nominate three highly qualified independent candidates – Patrick H. Arbor, Jonathan Dash and David Makula – for election to the Denny's board at the upcoming Annual Meeting.  The Committee anticipates filing its preliminary proxy statement with the Securities and Exchange Commission in the near future.

Patrick Walsh, Co-Chairman of the Committee, commented: "The Committee urges Denny's stockholders to take the necessary steps with their custodial banks and brokerage firms to ensure they have the ability to vote at Denny's upcoming Annual Meeting.  Shares held in margin accounts may be loaned out by brokers and any shares that are subject to a stock loan cannot be voted by the beneficial owner at the upcoming Annual Meeting if they are loaned out as of the March 23 record date.  In order to ensure that Denny's stockholders have the ability to vote their shares, they should move their shares into a cash account in advance of the March 23 record date."

Investors who are interested in adding to their ownership of Denny's shares and having the ability to vote these shares at the upcoming Annual Meeting should complete any purchases by March 18, 2010 in order to allow for trade settlement by the record date.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

The Committee to Enhance Denny's (the "Committee"), together with the other Participants (as defined below), intends to make a preliminary filing with the Securities and Exchange Commission ("SEC") of a proxy statement and accompanying proxy card to be used to solicit proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders of Denny's Corporation (the "Company").

THE COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.  SUCH PROXY STATEMENT WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST.  REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, MACKENZIE PARTNERS, INC., TOLL-FREE AT (800) 322-2885 OR COLLECT AT (212) 929-5500 OR VIA EMAIL AT ENHANCEDENNYS@MACKENZIEPARTNERS.COM.

The Participants in the proxy solicitation are anticipated to be Oak Street Capital Master Fund, Ltd. ("Oak Street Master"), Oak Street Capital Management, LLC ("Oak Street Management"), David Makula, Patrick Walsh, Dash Acquisitions LLC ("Dash Acquisitions"), Jonathan Dash, Soundpost Capital, LP ("Soundpost Onshore"), Soundpost Capital Offshore, Ltd. ("Soundpost Offshore"), Soundpost Advisors, LLC, Soundpost Partners, LP ("Soundpost Partners"), Soundpost Investments, LLC, Jaime Lester, Lyrical Opportunity Partners II, L.P. ("Lyrical Onshore"), Lyrical Opportunity Partners II, Ltd. ("Lyrical Offshore"), Lyrical Opportunity Partners II GP, L.P., Lyrical Corp III, LLC, Lyrical Partners, L.P., Lyrical Corp I, LLC, Jeffrey Keswin and Patrick H. Arbor (collectively, the "Participants").

Information regarding the Participants, including their direct or indirect interests in the Company, by security holdings or otherwise, is contained in the Schedule 13D initially filed by Oak Street Master with the SEC on January 21, 2010, as amended or may be amended from time to time (the "Schedule 13D").  The Schedule 13D is currently available at no charge on the SEC's website at http://www.sec.gov.  As of the date hereof, the Participants collectively own an aggregate of 6,245,476 shares of Common Stock of the Company, consisting of the following: (1) 1,826,333 shares owned directly by Oak Street Master, (2) 101,743 shares held in accounts managed by Oak Street Management, (3) 43,000 shares owned directly by Patrick Walsh, (4) 1,202,300 shares held in accounts managed by Dash Acquisitions, (5) 1,407,587 shares owned directly by Soundpost Onshore, (6) 551,882 shares owned directly by Soundpost Offshore, (7) 340,531 shares held in accounts managed by Soundpost Partners, (8) 338,500 shares owned directly by Lyrical Onshore, (9) 368,600 shares owned directly by Lyrical Offshore and (10) 65,000 shares owned directly by Patrick H. Arbor.